SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549



Form 8-K

CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 1996


Lone Star Industries, Inc.
(Exact name of registrant as specified in its charter)


		 Delaware			   1-2333		       13-0982660
 (State or other jurisdiction   (Commission        (IRS Employer
       of incorporation)       File Number)      Identification No.)



  300 First Stamford Place, P. O. Box 120014, Stamford, CT 06912-0014
          (Address of principal executive offices)    (Zip Code)


    Registrant's telephone number, including area code  (203) 969-8600

ITEM 5.  OTHER EVENTS.

	On May 14, 1996 Lone Star Industries, Inc. made public disclosure of the following by a press release for immediate release:

		Stamford, Connecticut, May 14, 1996 --- Lone Star
Industries, Inc. (NYSE/LCE) announced today that it had received a proposal regarding a business combination with another company. The Company turned down the proposal because it believed the proposal did not maximize shareholder value. The
Company is continuing to explore opportunities to maximize shareholder value through business combinations and otherwise.

		Lone Star Industries, Inc. is a producer of cement, ready-mixed concrete, sand and gravel, crushed stone, and other construction materials.



                            SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, Lone Star Industries, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


						LONE STAR INDUSTRIES, INC.


						By: /s/ James W. Langham
							   James W. Langham
						         Vice President
Date:  May 15, 1996